EXHIBIT 99.1

Colony Bankcorp, Inc. Announces First Quarter Results

FITZGERALD, Ga., April 18, 2018 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $3,188,000, or $0.37 per diluted share for the first quarter of 2018 compared to $1,906,000, or $0.22 per diluted share for the comparable 2017 period.  This represents an increase of 67.3 percent.  Earnings were positively impacted by an increase in net interest income and noninterest income and a reduction in preferred stock dividends, loan loss provision and income tax expense.  “We are pleased to report an outstanding quarter for Colony, said Ed Loomis, President and Chief Executive Officer.  The lower tax rate with the new tax reform act signed into law in December 2017 resulted in the company’s income tax expense on taxable income being lowered by $560,000.  Colony’s strong earnings and capital position resulted in the board increasing the quarterly dividend payout from $0.025 to $0.05.  Economic activity continues to improve and should parlay into increased loan demand in 2018.  Expansion is once again in our strategic planning as Colony recently purchased property for a full service branch in Statesboro, Georgia that is slated to open in late 2018.  As always, we continue to explore opportunities to improve operating efficiencies which will further enhance shareholder value.”

Capital

Colony continues to maintain a strong regulatory capital position to be categorized as “well-capitalized” by regulatory benchmarks.  At March 31, 2018, the Company’s tier one leverage ratio, tier one ratio, total risk-based capital ratio and common equity tier one capital ratio were 10.14 percent, 14.97 percent,15.88 percent and 12.11 percent, respectively, compared to 9.89 percent, 14.64 percent, 15.56 percent  and 11.78  percent, respectively, at December 31, 2017.  The Company’s capital ratios were all in excess of regulatory minimums required to be classified as “well-capitalized.”

Net Interest Margin

During the first quarter of 2018, the Company reported net interest income of $10.13 million and a net interest margin of 3.55 percent compared to $9.46 million and 3.35 percent, respectively, for the comparable 2017 period.  With the recent interest rate hikes by the Federal Reserve, we are beginning to have pressure to raise our deposit rates which in the short term could negatively impact our margin.   Our focus in 2018 will be on loan and deposit pricing along with loan growth to maintain or improve its’ net interest margin.

Asset Quality

Asset quality remains solid with marked improvement from a year ago.  Substandard assets that include non-performing assets totaled $27.94 million at March 31, 2018 compared to $26.19 million and $32.00 million, respectively, at December 31, 2017 and March 31, 2017.  Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 20.71 percent, 20.18 percent and 25.18 percent, respectively, at March 31, 2018, December 31, 2017 and March 31, 2017.  Non-performing assets decreased significantly from the year ago period to $10.35 million or 1.34 percent of total loans and other real estate owned as of March 31, 2018.  This compares to $17.15 million or 2.24 percent at March 31, 2017.

Other real estate (“OREO”) totaled $3.89 million at March 31, 2018 compared to $4.26 million and $5.90 million, respectively, at December 31, 2017 and March 31, 2017.   We continue to work diligently to dispose these properties at fair value as evidenced by the sale of OREO property during the quarter that resulted in a gain of $114 thousand.

In the first quarter of 2018 net charge-offs were $66 thousand, or 0.01 percent of average loans as compared to net charge-offs of $394 thousand, or 0.05 percent of average loans in first quarter 2017.  The loan loss reserve was $7.47 million or 0.97 percent of total loans on March 31, 2018 compared to $7.51 million or 0.98 percent and $8.86 million or 1.17 percent, respectively, at December 31, 2017 and March 31, 2017.  Loan loss reserve methodology resulted in $26 thousand  loan loss provision for three months ended March 31, 2018  compared to $335 thousand for the comparable 2017 period.

Noninterest Income

Total noninterest income increased in the comparable periods as noninterest income for three months ended March 31, 2018 was $2.44 million compared to $2.40 million in the comparable 2017 period, or an increase of 1.46 percent.  Service charges on deposits increased $46 thousand, or 4.36 percent and gain on sale of OREO and other assets increased $133 thousand, or 724.80 percent compared to the comparable period.  Offset to these increases was mortgage fee income which decreased $37 thousand, or 19.89 percent and rental income on OREO properties which decreased $40 thousand, or 52.98 percent.

Noninterest Expense

Total noninterest expense increased in the comparable periods as noninterest expense for three months ended March 31, 2018 was $8.54 million compared to $8.41 million for the comparable 2017 period, or an increase of 1.55 percent.  Salaries and employee benefit expenses increased 2.82 percent, occupancy expense increased 8.96 percent and other noninterest expense decreased 3.45 percent for the comparable periods.  The efficiency ratio improved to 67.87 percent for three months ended March 31, 2018 compared to 70.67 percent for the comparable 2017 period.   The company continues to explore opportunities to improve its’ operating efficiency.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank.  Colony Bank conducts a general full service commercial, consumer and mortgage banking business through twenty-seven offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Quitman, Rochelle, Savannah, Soperton, Statesboro, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified.  In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Forward-looking statements speak only as of the date on which such statements are made.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

Contact:
Terry L. Hester
Chief Financial Officer
(229) 426-6000 (Ext 6002)

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	March 31, 2018	December 31, 2017	March 31, 2017
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$9,797	$23,145	$22,099
Interest-Bearing Deposits	42,167	34,668	28,563
Investment Securities
Available for Sale, at Fair Value	341,620	354,247	341,932
Federal Home Loan Bank Stock, at Cost	3,169	3,043	3,043
Loans	768,497	765,284	760,341
Allowance for Loan Losses	(7,467)	(7,507)	(8,864)
Unearned Interest and Fees	(571)	(495)	(421)
	760,459	757,282	751,056
Premises and Equipment	28,561	27,639	27,812
Other Real Estate	3,892	4,256	5,899
Other Intangible Assets	36	45	72
Other Assets	28,719	28,430	28,289
Total Assets	$1,218,420	$1,232,755	$1,208,765

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$176,755	$190,929	$158,587
Interest-Bearing	875,598	877,057	885,644
	1,052,353	1,067,986	1,044,231
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	48,500	47,500	51,008
	72,729	71,729	75,237

Other Liabilities	3,372	2,717	3,436

Stockholders' Equity
Common Stock, Par Value $1 a share; Authorized
20,000,000 Shares, Issued 8,439,258 Shares as of
March 31, 2018, Dec. 31, 2017 and March 31, 2017,
Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	61,997	59,231	53,161
Accumulated Other Comprehensive Loss, Net of Tax	(9,615)	(6,492)	(4,884)
	89,966	90,323	85,861
Total Liabilities and Stockholders' Equity	$1,218,420	$1,232,755	$1,208,765

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)
	Quarter		Year-to-Date
	Three Months Ended		Three Months Ended
	3/31/2018	3/31/2017	3/31/2018	3/31/2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$9,728	$9,397	$9,728	$9,397
Deposits with Other Banks	75	80	75	80
Investment Securities
U. S. Government Agencies	1,911	1,563	1,911	1,563
State, County and Municipal	27	30	27	30
Corporate Debt	28	15	28	15
Dividends on Other Investments	41	36	41	36
	11,810	11,121	11,810	11,121
Interest Expense
Deposits	1,200	1,191	1,200	1,191
Federal Funds Purchased	-	-	-	-
Borrowed Money	481	468	481	468
	1,681	1,659	1,681	1,659
Net Interest Income	10,129	9,462	10,129	9,462
Provision for Loan Losses	26	335	26	335
Net Interest Income After Provision for Loan Losses	10,103	9,127	10,103	9,127

Noninterest Income
Service Charges on Deposits	1,101	1,055	1,101	1,055
Other Service Charges, Commissions and Fees	776	787	776	787
Mortgage Fee Income	149	186	149	186
Securities Gains (Losses)	-	-	-	-
Other	409	372	409	372
	2,435	2,400	2,435	2,400
Noninterest Expense
Salaries and Employee Benefits	4,920	4,785	4,920	4,785
Occupancy and Equipment	1,046	960	1,046	960
Other	2,571	2,663	2,571	2,663
	8,537	8,408	8,537	8,408

Income Before Income Taxes	4,001	3,119	4,001	3,119
Income Taxes	813	1,002	813	1,002
Net Income	3,188	2,117	3,188	2,117

Preferred Stock Dividends	-	211	-	211

Net Income Available to Common Shareholders	$3,188	$1,906	$3,188	$1,906
Net Income Per Share of Common Stock
Basic	$0.38	$0.23	$0.38	$0.23
Diluted	$0.37	$0.22	$0.37	$0.22
Cash Dividends Declared Per Share	$0.05	$0.025	$0.05	$0.025
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,657,379	8,634,468	8,657,379	8,634,468

FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	3/31/2018	3/31/2017	3/31/2018	3/31/2017
Net Interest Income	$10,129	$9,462	$10,129	$9,462
Provision for Loan Losses	26	335	26	335
Non-interest Income	2,435	2,400	2,435	2,400
Non-interest Expense	8,537	8,408	8,537	8,408
Income Taxes	813	1,002	813	1,002
Net Income	3,188	2,117	3,188	2,117
Preferred Stock Dividend	-	211	-	211
Net Income Available to
Common Shareholders	3,188	1,906	3,188	1,906

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	3/31/2018	3/31/2017	3/31/2018	3/31/2017
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,657,379	8,634,468	8,657,379	8,634,468
Earnings Per Basic Share (b)	$0.38	$0.23	$0.38	$0.23
Earnings Per Diluted Share (b)	$0.37	$0.22	$0.37	$0.22
Cash Dividends Declared Per Share	$0.05	$0.025	$0.05	$0.025
Common Book Value Per Share	$10.66	$10.17	$10.66	$10.17
Tangible Common Book Value Per Share	$10.66	$10.17	$10.66	$10.17

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	3/31/2018	3/31/2017	3/31/2018	3/31/2017
Net Interest Margin (a)	3.55%	3.35%	3.55%	3.35%
Return on Average Assets (b)	1.06%	0.63%	1.06%	0.63%
Return on Average Total Equity (b)	14.17%	8.11%	14.17%	8.11%
Efficiency (c)	67.87%	70.67%	67.87%	70.67%

(1)  Annualized
(a)  Computed using fully taxable-equivalent net income
(b)  Computed using net income available to shareholders
(c) Computed by dividing non-interest expense by the sum of fully taxable-
       equivalent net interest income and non-interest income and excluding security gains/losses.

ENDING BALANCES	3/31/2018	3/31/2017
Total Assets	$1,218,420	$1,208,765
Loans, Net of Reserves	7,604,459	751,056
Allowance for Loan Losses	7,467	8,864
Intangible Assets	36	72
Deposits	1,052,353	1,044,231
Common Shareholders' Equity	89,966	85,861
Common Equity to Total Assets	7.38%	7.10%
Total Equity	89,966	85,861
Total Equity to Total Assets	7.38%	7.10%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	3/31/2018	3/31/2017	3/31/2018	3/31/2017
Total Assets	$1,205,000	$1,200,777	$1,205,000	$1,200,777
Loans, Net of Reserves	753,884	740,206	753,884	740,206
Deposits	1,041,245	1,033,404	1,041,245	1,033,404
Common Shareholders' Equity	89,969	84,841	89,969	84,841
Total Equity	89,969	93,993	89,969	93,993

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	3/31/2018	3/31/2017	3/31/2018	3/31/2017
Nonperforming Loans	$6,453	$11,250	$6,453	$11,250
Nonperforming Assets	10,345	17,149	10,345	17,149
Substandard Assets	27,967	32,003	27,967	32,003
Net Loan Chg-offs (Recoveries)	66	394	66	394
Reserve for Loan Loss to Total Loans	0.97%	1.17%	0.97%	1.17%
Reserve for Loan Loss to Non- performing Loans	115.71%	78.79%	115.71%	78.79%
Reserve for Loan Loss to Non-performing Assets	72.18%	51.69%	72.18%	51.69%
Net Loan Chg-offs (Recoveries)
to Avg. Total Loans	0.01%	0.05%	0.01%	0.05%
Nonperforming Loans to Total Loans	0.84%	1.48%	0.84%	1.48%
Nonperforming Assets to Total Assets	0.85%	1.42%	0.85%	1.42%
Nonperforming Assets to Total Loans
And Other Real Estate	1.34%	2.24%	1.34%	2.24%
Substandard Assets to Tier One Capital
and Allowance for Loan Losses	20.71%	25.18%	20.71%	25.18%

Quarterly Comparative Data (in thousands, except per share data)

	1Q2018	4Q2017	3Q2017	2Q2017	1Q2017
Assets	$1,218,420	$1,232,755	$1,195,393	$1,198,449	$1,208,765
Loans	760,459	757,281	761,639	767,069	751,056
Deposits	1,052,353	1,067,986	1,020,263	1,026,538	1,044,231
Total Equity	89,966	90,323	91,602	88,992	85,861
Net Income	3,188	579	2,622	2,433	2,117
Net Income Available to
Common Shareholders	3,188	579	2,622	2,433	1,906
Net Income Per Basic Share	0.38	0.07	0.31	0.29	0.23

Key Performance Ratios	1Q2018	4Q2017	3Q2017	2Q2017	1Q2017
Return on Average Assets (1)	1.06%	0.19%	0.88%	0.81%	0.63%
Return on Average Total Equity (1)	14.17%	2.52%	11.57%	11.10%	8.11%
Total Equity to Total Assets	7.38%	7.33%	7.66%	7.43%	7.10%
Net Interest Margin	3.55%	3.50%	3.50%	3.49%	3.35%

(1) Computed using net income available to shareholders